Exhibit 5.1

                         Sidley Austin Brown & Wood LLP

                               787 Seventh Avenue

                            New York, New York 10019

                            Telephone: (212) 839-5300

                               Fax: (212) 839-5599

                                                September 10, 2002


Greenwich Capital Commercial Funding Corp.
600 Steamboat Road
Greenwich, Connecticut 06830


            Re:   Greenwich Capital Commercial Funding Corp.
                  Commercial Mortgage Pass-Through Certificates
                  Registration Statement on Form S-3
                  ---------------------------------------------

Ladies and Gentlemen:

            We have acted as counsel for Greenwich Capital Commercial Funding Corp., a Delaware corporation (the "Registrant"), in connection with the registration statement on Form S-3 (the "Registration Statement") being filed by the Registrant on or about the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") with respect to the Registrant's Commercial Mortgage Pass-Through Certificates (the "Certificates") to be issued from time to time. The Registration Statement relates to the registration under the Act of Certificates that will evidence interests in trust funds as described in the Registration Statement. The Certificates are issuable in one or more series (each a "Series") under separate pooling and servicing agreements (each, a "Pooling and Servicing Agreement") among the Registrant, the master servicer named therein, the special servicer named therein, and the trustee named therein. The Certificates of each Series are to be sold as described in the Registration Statement, in any amendment thereto and in the prospectus and prospectus supplement relating to such Series (the "Prospectus" and "Prospectus Supplement", respectively).

            In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we deemed necessary for the purposes of this opinion. In our examination, we have assumed the following: (a) the genuineness of all signatures; (b) the legal capacity of natural persons; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents; and
(e) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and
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certificates that we have reviewed. As to any facts material to the opinions expressed herein which were not known to us, we have relied upon certificates, statements and representations of officers and other representatives of the Registrant and others.

            In rendering this opinion, we have assumed that (i) the Pooling and Servicing Agreement with respect to each Series of Certificates is executed and delivered substantially in the form included as Exhibit 4.1 to the Registration Statement; (ii) each party to the Pooling and Servicing Agreement with respect to each Series of Certificates has the power and authority to enter into and perform all of such party's obligations thereunder; (iii) the Pooling and Servicing Agreement constitutes the valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms; and (iv) and that the transactions contemplated to occur under the Registration Statement and the Pooling and Servicing Agreement with respect to each Series of Certificates in fact occur in accordance with the terms thereof.

            Based upon and subject to the foregoing, we are of the opinion that when

            (i) the Registration Statement becomes effective,

            (ii) the issuance and principal terms of any Series of Certificates have been duly authorized by appropriate corporate action by the Registrant,

            (iii) the Pooling and Servicing Agreement has been duly authorized by all necessary action and executed and delivered by or on behalf of each party thereto, and

            (iv) the Certificates of such Series have been duly executed, authenticated and delivered in accordance with the terms and conditions of the Pooling and Servicing Agreement relating to such Series and sold in the manner described in the Registration Statement, in any amendment thereto and in the Prospectus and Prospectus Supplement relating thereto, the Certificates of such Series will be legally and validly issued and outstanding, fully paid and non-assessable, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally and general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

            We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus included as part of the Registration Statement and in the Prospectus Supplement relating to each Series of Certificates with respect to which we act as counsel to the Registrant. In giving such consent, we do not consider that we are "experts", within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

            We express no opinion as to any laws other than the laws of the State of New York and the federal laws of the United States of America, and do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed above.

                                          Very truly yours,

                                          /s/ Sidley Austin Brown & Wood LLP